Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Announces First Quarter 2016 Earnings Release and Conference Call Webcast on April 28, 2016

ELKHART, IN – April 14, 2016 – Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of building and component products for the recreational vehicle (“RV”), manufactured housing and industrial markets, expects to release its first quarter 2016 financial results before the market opens on Thursday, April 28, 2016.

Patrick Industries also expects to host a conference call on Thursday, April 28, 2016 at 10:00 a.m. Eastern Time to discuss results and other business matters. Participants on the call will be Todd Cleveland - Chief Executive Officer, Andy Nemeth - President, and Josh Boone - Chief Financial Officer.

Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. The dial-in number for the live conference call is (800) 708-4539. The access code is 42269583. Interested parties are invited to listen to a live webcast of the call on Patrick’s website at www.patrickind.com under “Investor Relations.” A replay of the conference call will also be available via the Company’s investor relations website.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 14 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, fiberglass and plastic component products, interior passage doors, RV painting, simulated wood and stone products, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, raw and processed lumber, wiring, electrical and plumbing products, cement siding, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

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Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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